Exhibit 99.2

                         AGREEMENT FOR PURCHASE AND SALE
                         -------------------------------


           THIS AGREEMENT FOR PURCHASE AND SALE ("Agreement") is made and entered into as of the 23rd of July, 2004 ("Effective Date"), by and between BRENNAND-PAIGE INDUSTRIES, INC., a Delaware corporation, ("Brennand") and THACKERAY CORPORATION, a Delaware corporation ("Thackeray") (Brennand and Thackeray sometimes individually referred to as a "Seller" and sometimes collectively referred to as the "Sellers") and EST ORLANDO, LTD. a Florida limited partnership ("Buyer").

                              W I T N E S S E T H:

           WHEREAS, BT Orlando Limited Partnership (the "Partnership") was formed as a Florida limited partnership on June 18, 1996;

           WHEREAS, the affairs of the Partnership are governed by that certain Amended and Restated Agreement of Limited Partnership dated August 1, 2001 (the "Partnership Agreement");

           WHEREAS, Brennand is a general partner of the Partnership and Buyer is a limited partner of the Partnership, with their respective rights, duties and obligations as set forth in the Partnership Agreement attached hereto as Exhibit "A";

           WHEREAS, Thackeray is not a partner of the Partnership, but owns 100% of the outstanding stock of Brennand and is a party to that certain Ratification of Agreement dated August 1, 2001 by and between Belz Investco GP, Union Realty Company, GP, and Thackeray attached hereto as Exhibit "B", pursuant to which Thackeray is obligated to guarantee certain obligations of Brennand under the Partnership Agreement;

           WHEREAS, Thackeray is the owner of approximately 78 acres of land (the "Phase II Land") described in Exhibit "C" attached hereto and located adjacent to the approximately 140 commercial acres of land in Orlando, Florida owned by the Partnership and developed as the Festival Bay Center (the "Project");

           WHEREAS, in connection with and as collateral for debt financing secured to fund construction of the Project, Brennand has pledged its general partner interest in the Partnership ("Interest"), Thackeray has pledged its ownership interest in Brennand to the Mezzanine Lender as defined in Section 5.1(e) to secure the Mezzanine Loan, as defined in Section 9.1 and Thackeray has encumbered the Phase II Land by the Permitted Mortgages, as defined in Section 9.1, to secure the Loan B Loan and Mezzanine Loan, as defined in Section 9.1; and

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           WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Interest and the Phase II Land (collectively, the "Assets") upon the terms and subject to the conditions set forth in this Agreement.

           NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties, covenants, and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer, intending to be legally bound, hereby make this Agreement and set forth the terms and conditions of the sale and purchase of the Assets as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

           1.1 Purchase and Sale. At the Closing (as hereinafter defined), Buyer agrees to purchase, pay the Purchase Price (as hereinafter defined) and acquire from the Sellers, and the Sellers agree to sell, transfer, convey, assign, and deliver to Buyer, all right, title, and interest in and to the Assets.

                                   ARTICLE II
                                 PURCHASE PRICE

           2.1 Amount and Payment. The total purchase price (the "Purchase Price") for the Interest and the Phase II Land is SIX MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($6,250,000.00). On the Closing Date (as hereinafter defined), Buyer shall pay to Sellers the Purchase Price, by wire transfer of immediately available funds. There shall be no credit, reduction, deduction or set off against the Purchase Price except as otherwise set forth in Article VI hereof. The Purchase Price shall be allocated $10.00 to sale of the Interest, and $6,249,990.00 to sale of the Phase II Land.

           2.2 Deposit. Promptly, but in any case within two (2) business days after receipt by Buyer of a duly executed counterpart of this Agreement, Buyer shall deposit Fifty Thousand and 00/100 DOLLARS ($50,000.00) (the "Initial Deposit") to the Shutts & Bowen LLP (the "Escrow Agent") trust account and if Buyer does not timely terminate this Agreement by the end of the Inspection Period under the provisions of Section 4.1 herein, then by the end of such Inspection Period, the Buyer shall deposit to Escrow Agent's trust account an additional deposit (the "Additional Deposit") of Five Hundred Fifty Thousand and 00/100 DOLLARS ($550,000.00) with both the Initial Deposit and Additional Deposit to be by check or wire transfer and to be held by Escrow Agent, pursuant to the terms and conditions of this Agreement. The term "Deposit" shall refer to only the Initial Deposit until such time as Buyer is obligated hereunder to deposit the Additional Deposit and from that point on will refer collectively to the Initial Deposit and the Additional Deposit collectively. The Deposit shall be placed in an interest bearing escrow account with the interest to be reported under the Buyer's taxpayer identification number as set forth in a W-9 which Buyer shall complete, sign and furnish to Escrow Agent on or before making the Initial Deposit. At Closing, the Deposit and all interest earned thereon shall be credited toward the Purchase Price and paid to Sellers at the Closing or, if Closing does not occur, shall be paid to either Sellers or Buyer as provided herein.

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                                   ARTICLE III
                               COMPLETION OF SALE

           3.1 The purchase and sale of the Assets shall be completed through a closing which shall occur at the offices of the Sellers' attorney on a date no later than thirty (30) days after receipt of the "Partner Approvals" as defined in Section 5.1(f) herein, the "Shareholder Approval" as defined in Section 5.2(h) herein and the "Lender Approvals" as defined in Section 5.1(e) herein, but in no event sooner than fifteen (15) days after the end of the Inspection Period, as defined in Section 4.1 herein and not later than December 31, 2004 (the "Closing" or "Closing Date").

                                   ARTICLE IV
          INSPECTION, RECORDS, ACCESS TO PROPERTY, SELLER'S DELIVERIES

           4.1 Buyer may conduct such investigations and inspections as to the Assets which are in Buyer's sole judgment relevant to Buyer's determination whether to purchase the Assets or to terminate this Agreement, until 5:00 P.M. on the forty-fifth (45th) day after the Effective Date (the "Inspection Period"). Sellers shall request that the Partnership cooperate in good faith with Buyer in Buyer's efforts to investigate the Assets during the Inspection Period, but the Sellers have no obligation with respect to any lack of cooperation by the Partnership and need not offer or provide the Partnership any consideration to induce cooperation. In no event shall Sellers or the Partnership be obligated to expend any funds or incur any obligations relating to any cooperation with Buyer. Buyer shall indemnify Partnership and Sellers from and against any loss, damage, cost or expense incurred by Partnership or Sellers as a result of Buyer's inspection of the Phase II Land (other than for conditions existing prior to Buyer's inspection), and Buyer shall, following any such inspections and to the extent reasonably possible, promptly restore the Phase II Land to the condition existing immediately prior to such inspections. Notwithstanding anything to the contrary contained in this Agreement, Buyer's indemnification obligations contained in this Section shall survive the Closing and any cancellation or termination of this Agreement. If for any reason whatsoever, in Buyer's sole and absolute discretion, Buyer determines during the Inspection Period that it does not wish to purchase the Assets, Buyer shall have the absolute right to terminate this Agreement by giving written notice of such termination to Sellers in the manner hereinafter provided for the giving of notices, on or before the expiration of the Inspection Period. Upon Seller's timely receipt of such notice, the Deposit shall be returned to Buyer and thereafter this Agreement shall be deemed terminated and of no further force and effect and both parties shall be released and relieved of any liability or obligations hereunder.

           4.2 If Buyer fails to make proper and timely delivery of notice of intent to terminate this Agreement by the expiration of the Inspection Period, then Buyer shall be deemed to acknowledge and agree that: (i) Buyer has had ample opportunity to obtain, and has obtained, knowledge of all aspects of the Assets in which it is interested; (ii) Buyer has concluded whatever inspections Buyer desires related to the Assets; and (iii) Buyer has elected to enter into this Agreement and close hereunder based upon Buyer's own due diligence, without reliance upon any representations or warranties of Sellers or any other party of any kind or nature whatsoever, whether express or implied (other than those contained in Section 13.1 below or contained in the special warranty deed, the Partnership Interest Assignment, and the Assignment of Land Related Rights as


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provided herein), and to consummate this transaction with Sellers on an AS
IS/WHERE IS BASIS AND WITH ALL FAULTS. Without limiting the generality of the foregoing, Buyer specifically acknowledges and agrees that:

                      (a) None of the Sellers makes any representation or warranty as to any rights to construct any improvements on the Phase II Land or as to the status of any approvals, licenses or permits with respect to the Phase II Land or any uses of the Phase II Land;

                      (b) Buyer is relying on Buyer's own due diligence concerning same; and

                      (c) Buyer's obligations hereunder are in no way conditioned upon Buyer's ability to obtain approvals from any governmental authority or any other party or entity to permit any improvements to be constructed on the Phase II Land or alteration to the Phase II Land.

EXCEPT AS EXPRESSLY STATED HEREIN TO THE CONTRARY, SELLERS MAKE NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY DOCUMENTATION PREPARED BY ANY THIRD PARTY ("THIRD PARTY DOCUMENTATION") DELIVERED BY SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN. BUYER ACKNOWLEDGES AND AGREES THAT ANY AND ALL THIRD PARTY DOCUMENTATION WHICH MAY BE DELIVERED BY SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY BUYER SHALL BE AT THE SOLE RISK OF BUYER, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NONE OF THE SELLERS IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS, INCLUDING, BUT NOT BY WAY OF LIMITATION, THE PHASE II LAND, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN THACKERAY'S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE SPECIAL WARRANTY DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, EVALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE ASSETS WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF ANY OF THE SELLERS TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE ASSETS OR PHASE II LAND. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLERS SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE ASSETS, INCLUDING BUT NOT BY WAY OF LIMITATION, THE PHASE II LAND "AS IS, WHERE IS, WITH ALL FAULTS" EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. EXCEPT AS EXPRESSED IN THIS AGREEMENT OR THE DEED, BUYER HAS NOT


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RELIED AND WILL NOT RELY ON, AND SELLERS ARE NOT LIABLE FOR OR BOUND BY, ANY
EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OR RELATING THERETO MADE OR FURNISHED BY ANY OF THE SELLERS TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS TO SELLERS THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE ASSETS INCLUDING BUT NOT BY WAY OF LIMITATION THE PHASE II LAND, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE ASSETS AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PHASE II LAND, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF ANY OF THE SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS THROUGHOUT THE TRIAL AND ALL APPELLATE LEVELS AND INCLUDING THOSE FOR ENFORCEMENT OF ANY JUDGMENTS) OF ANY AND EVERY KIND OF CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY OF THE SELLERS (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT PHYSICAL CONDITIONS, VIOLATIONS OR ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE ASSETS, INCLUDING BUT NOT BY WAY OF LIMITATION, THE PHASE II LAND. BUYER AGREES THAT SHOULD ANY CLEAN-UP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PHASE II LAND BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER.

                                    ARTICLE V
                           CLOSING AND RELATED MATTERS

           5.1 Buyer's Deliveries at Closing. Buyer shall cause to be delivered to Sellers at Closing the following:

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                      (a) Deposit. The Deposit shall be delivered by Escrow
           Agent to Sellers at Closing.

                      (b) Balance of Purchase Price. The balance of the Purchase Price by wire transfer of immediately available funds to the Escrow Agent as agent of the Title Company identified in Section 9.1.

                      (c) Assignment. Assignment and Assumption of Partnership Interest executed by Buyer in the form attached hereto as Exhibit "D" (the "Partnership Interest Assignment").

                      (d) Evidence of Authority. Such evidence of Buyer's authority as Sellers may reasonably require evidencing Buyer's capacity and authority to execute the proper instruments and consummate the Closing of the transaction contemplated herein;

                      (e) Lender Approvals. Evidence of (i) approval by Bank of America, N.A. and the lenders referred to in the Second Modification of Amended and Restated Loan Documents recorded May 28, 2004 in Official Records Book 07464, Page 2273, Public Records of Orange County, Florida (the "Loan B Lender") as to the loan referenced therein (the "Loan B Loan"), Canpartners Realty Holding Company IV, LLC (the "Mezzanine Lender") as to the loan referenced as secured by the Canpartners Mortgage, as defined in Section 9.1, as recited therein (the "Mezannine Loan") and Bank of America, N.A. as Administrative Agent and Lender, Bank of America Securities, LLC and the other lenders referred in the Third Modification of Amended and Restated Construction Loan Documents recorded May 28, 2004 in Official Records Book 07464, Page 2233 as to the loan referenced therein (the "Loan A Loan") (the "Loan A Lender" and with the Loan B Lender, Mezzanine Lender and Loan A Lender being collectively referred to as the "Lenders"), (ii) releases of all guaranties, indemnification obligations and indebtedness of Sellers to all Lenders, all such approvals in such form as reasonably required by Sellers to accomplish the foregoing and (iii) release by the Lenders of the shares of outstanding stock of Brennand (owned by Thackeray) held by Lenders as collateral; it is anticipated that the Lenders will continue to require that the Phase II Land serve as collateral for the Loan B Loan and the Mezzanine Loan, and that the Interest will be required to be re-pledged by Buyer as collateral for the Mezzanine Loan , but that the shares of outstanding stock of Brennand (owned by Thackeray) will be released by such Lenders (collectively, the "Lender Approvals");

                      (f) Partner Approvals. Evidence of (i) approval of the transactions described herein by all parties to the Partnership Agreement and the Ratification of Agreement, and (ii) mutual general releases from all Partners of the Partnership and all parties to the Ratification of Agreement, all in such form as reasonably required by Sellers to accomplish the foregoing (collectively, the "Partner Approvals"); and

                      (g) Release. Mutual general release between Buyer, Brennand and Thackeray in the form attached hereto as Exhibit "E".


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                      (h) Miscellaneous. Authorizing resolutions, incumbency
           certificates, and such other documents and instruments as may be reasonably required by any other provision of this Agreement to carry out the terms and intent of this Agreement.

                      (i) Additional Documentation. Such additional documents and instruments as may be reasonably required by Sellers and/or the Escrow Agent in order to consummate the Closing of the transaction contemplated herein.

           5.2 Sellers' Deliveries at Closing. Sellers shall cause to be delivered to Buyer at Closing the following:

                      (a) Certificate. A certificate of Brennand, dated as of the Closing Date, affirming that Brennand owns the Interest free and clear of any and all liens and encumbrances other than those matters which shall be released at Closing.

                      (b) Assignment. The Partnership Interest Assignment executed by Brennand in the form attached hereto as Exhibit "D".

                      (c) Deed. A special warranty deed conveying the Phase II Land to Buyer (or Buyer's nominee), subject only to Permitted Exceptions (as defined in Section 9.1 herein) inclusive of the Permitted Mortgages (as defined in Section 9.1 herein).

                      (d) Evidence of Authority. Such evidence of each of Sellers' authority as Buyer, or its counsel may reasonably require evidencing each of Sellers' capacity and authority to execute the proper instruments and consummate the Closing of the transaction contemplated herein.

                      (e) Release. Mutual general release between Buyer, Brennand and Thackeray in the form attached hereto as Exhibit "E".

                      (f) FIRPTA Certificate. A Certificate of Non-Foreign Ownership with respect to the Phase II Land ("FIRPTA Certificate") duly signed by Thackeray.

                      (g) Title Documents. Such other documents as may be reasonably required to effect closing of the sale of the Phase II Land including, without limitation, an affidavit from Thackeray of title as may be required by the title company in connection with closing of the purchase and sale of the Phase II Land.

                      (h) Shareholder Approval. Provided the condition in
           Section 10.1 (c) has been satisfied, such evidence of approval of the transactions described herein by the shareholders of Thackeray holding more than 50% of the common stock of Thackeray outstanding at the time of such approval as may reasonably be required by Buyer (the "Shareholder Approval").

                      (i) Miscellaneous. Authorizing resolutions, incumbency certificates, and such other documents and instruments as may be reasonably required by any other provision of this Agreement or as may be reasonably required by the Title Company to carry out the terms and intent of this Agreement.


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                      (j) Additional Documentation. Such additional documents
           and instruments as may be reasonably required by Sellers and/or the Escrow Agent in order to consummate the Closing of this transaction as contemplated herein to include, but not be limited to the Title Commitment marked down to the time of closing by Escrow Agent, as agent for the Title Company, to contain no exceptions other than the Permitted Exceptions, a no lien, possession and gap affidavit of Thackeray acceptable to the Title Company so it may so mark down the Title Commitment to the time of closing, a closing statement for the Phase II Land sale, a closing statement for the Sale of the Interest, and an assignment (the "Assignment of Land Related Rights") of all licenses, permits, approvals, utility capacity and reservations, trips, entitlements and development rights containing no warranties of Sellers other than that Sellers have not assigned said items and rights to any entity or person, Sellers have not created or permitted any liens, claims or encumbrances as to said items and rights and that there are no liens or encumbrances thereon resulting from any judgments against Sellers, excepting in each of said instances the Permitted Exceptions and Permitted Mortgages, as defined in Section
           9.1 herein (which such assignment shall contain the undertaking of Sellers to defend the title to said interest assigned against any assignment, lien, claim or encumbrance created by any act of Sellers in violation of the foregoing representation and warranty).

                                    ARTICLE VI
                             CLOSING AND ALLOCATIONS

           6.1 Attorneys' Fees. Each of the Sellers and the Buyer shall pay their own attorneys' fees.

           6.2 Allocations. Brennand and Buyer agree that for purposes of allocating the Partnership's profit and loss for the taxable year in which the transfer occurs the Partnership shall use the interim closing of the books method [or pro rata method] prescribed by Section 706 of the Internal Revenue Code and the regulations thereunder.

           6.3 Real Estate Taxes. Ad valorem real estate taxes with respect to the Phase II Land shall not be prorated as they are paid by the Partnership.

           6.4 Closing Costs. Closing costs shall be allocated between Buyer and Sellers as follows:

                      (a) Sellers shall pay:

                                 (i) All documentary stamp taxes payable with
                      respect to recordation of the deed for the Phase II Land exclusive of any attributable to any assumption of the Permitted Mortgages by Buyer should assumption be required by the Lenders as a condition of the Lender Approvals;

                                 (ii) One-half of Escrow Agent's expenses (not
                      fees) should Escrow Agent become involved in any dispute over the Deposit;

                                 (iii) All costs of the title insurance
                      commitment and title insurance policy; and


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                                 (iv) Lenders costs and expenses associated with
                      documenting the Lender Approvals which do not exceed $10,000.00 including, but not by way of limitation, Lender's reasonable attorneys' fees in documenting the same, recording and filing fees.

                      (b) Buyer shall pay:

                                 (i) Recording charges for the deed;

                                 (ii) The cost of acquiring and updating a
                      survey (or a new survey) of the Phase II Land if so obtained by Buyer;

                                 (iii) Any documentary stamp taxes or
                      intangibles taxes due by reason of any assumption of the Permitted Mortgages by Buyer should assumption be required by the Lenders as a condition of the Lender Approvals; and

                                 (iv) One-half of Escrow Agent's expenses (not
                      fees) should Escrow Agent become involved in any dispute over the Deposit.

                                   ARTICLE VII
                       DISTRIBUTION OF FUNDS AND DOCUMENTS

           7.1 Deposit. At Closing, the Deposit (and the interest thereon) shall be delivered to the Sellers and shall be applied toward the Purchase Price. In the event that the Buyer has timely exercised its right to terminate this Agreement by notice duly given prior to the end of the Inspection Period, the Deposit and interest thereon shall be delivered by Escrow Agent to Buyer whereupon this Agreement shall be terminated. All interest earned on the Deposit shall accrue to the benefit of the Buyer unless there is a default by the Buyer entitling the Sellers to retain the Deposit, in which event the Sellers shall also be entitled to retain any and all interest accrued on the Deposit.

           7.2 Delivery of Non-Recorded Instruments. Escrow Agent shall, at the Closing, deliver each non-recorded instrument received by the Escrow Agent to the person acquiring rights under the instrument, or for whose benefit the instrument was acquired.

           7.3 Delivery of Cash. Escrow Agent shall, at Closing, from the funds delivered to Escrow Agent by Buyer, deliver (i) to the Sellers, by wire transfer, the balance of the cash portion of the Purchase Price to which the Sellers shall be entitled and (ii) to Buyer, by wire transfer, any excess funds delivered to Escrow Agent by Buyer.

           7.4 Recordation of Deed. Escrow Agent shall cause the deed to be recorded.

                                   ARTICLE VIII
                              BROKERAGE COMMISSION

           8.1 The parties each represent and warrant to the other that they have not dealt with any real estate brokers, salesmen or finders in connection with this transaction. If a claim for commissions in connection with this transaction is made by any broker, salesman or finder claiming to have dealt


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through or on behalf of one of the parties hereto ("Indemnitor"), Indemnitor shall indemnify, defend and hold harmless the other party hereunder ("Indemnitee"), and Indemnitee's officers, directors, agents and representatives, from and against all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) with respect to said claim for commissions. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section shall survive the Closing and any cancellation or termination of this Agreement.

                                   ARTICLE IX
                                      TITLE

           9.1 Within twenty (20) days after the Effective Date, Seller shall furnish Buyer a title insurance commitment ("Commitment") for the Phase II Land issued by First American Title Insurance Company ("Title Company") by Escrow Agent, as agent for the Title Company. Buyer with legible copies of all documents referred to in Schedule B-2, within thirty (30) days after the Effective Date may obtain a survey ("Survey") of the Phase II Land. If Buyer finds title to be unmarketable as determined in accordance with Florida law and the title standards of the Florida Bar, Buyer shall, no later than the last day of the Inspection Period, notify Thackeray in writing specifying the conditions to which Buyer objects; provided however, Buyer may not object to the Permitted Mortgages, as hereinafter defined and title to the Phase II Land shall be conveyed subject to the Permitted Mortgages which shall be Permitted Exceptions; with the "Permitted Mortgages" being (i) the Amended and Restated Mortgage, Assignment of Rents and Security Agreement (Thackeray Land) dated as of October 1, 2001 and recorded in Official Records Book 6361, Page 6208, Public Records of Orange County, Florida as modified of record and all security documents incident thereto (the "Loan B BOA Mortgage") and (ii) the Mortgage, Security Agreement, Financing Statement and Fixture Filing with Absolute Assignment of Rents and Leases made October 1, 2001 and recorded October 3, 2001 in Official Records Book 6361, Page 6334, Public Records of Orange County, Florida as modified of record and all security documents incident thereto (the "Canpartners Mortgage"). The conditions to which Buyer so timely objects (other than the Permitted Mortgages), are herein referred to as the "Buyer's Objections". The Permitted Mortgages, and any title or survey matters not objected to in writing by Buyer before the expiration of the Inspection Period shall be deemed waived and shall constitute "Permitted Exceptions", and Thackeray shall have no obligation to cure any such matters. In addition, Buyer shall have the right to object to any matters: (i) first appearing on Buyer's update of the Commitment after expiration of the Inspection Period and which are not caused by Buyer; or (ii) any survey matters not existing as of the date of the Survey and which are not caused by Buyer, and any such matters will be treated as title defects. If Buyer has given Thackeray timely written notice of Buyer's Objections and such matters other than the Permitted Mortgages render the title unmarketable, Thackeray may, by written notice to Buyer given within five (5) days after receipt of Buyer's Objections, notify Buyer of which of Buyer's Objections it intends to cure ("Thackeray's Title Notice"). Buyer shall have until the fifth (5th) business day after receipt of Thackeray's Title Notice, as its sole and exclusive remedy, to either: (i) proceed to Closing and accept the title "as is", without reduction in the Purchase Price and without claim against Sellers therefor, except as to matters which Thackeray has agreed to cure, or (ii) canceling this Agreement by written notice received by Thackeray within five (5) business days of Buyer's receipt of Thackeray's Title Notice, in which event the Escrow Agent shall thereafter return the Deposit to Buyer, whereupon all parties shall be released from all further obligations under this Agreement except as to matters which expressly survive the termination of this Agreement. If Buyer fails to terminate this Agreement within the time period provided therefor in the immediately preceding sentence, Buyer shall be deemed to have elected option (i) immediately above. At Sellers' option, the date of Closing may be extended for a period not to exceed thirty (30) days for purposes of eliminating title defects.

                                    ARTICLE X
                         CONDITIONS PRECEDENT TO CLOSING

           10.1 Sellers' Conditions. The following matters shall be conditions precedent to Sellers' obligation to close this transaction:

                      (a) Partner Approvals. Receipt by Sellers of the Partner Approvals as defined in Section 5.1(f) herein.

                      (b) Lender Approvals. Receipt by Sellers of the Lender Approvals as defined in Section 5.1(e) herein.

                      (c) Shareholders Approval. Approval of the transactions contemplated herein by the shareholders of Thackeray holding more than 50% of the common stock of Thackeray outstanding at the time of such approval, as required by Delaware law and the receipt by Thackeray of a "fairness opinion" satisfactory to its Board of Directors.

                      (d) Representations. There shall not be any material error, misstatement or omission in the representations or warranties of Buyer both as of the Effective Date and as of the Closing..

                      (e) Buyer's Performance. All promises and covenants of the Buyer described in this Agreement shall have been completely and timely performed in all material respects, and Buyer shall not be in default hereunder beyond any cure period.

           10.2 Buyer's Conditions. The following matters shall be conditions precedent to Buyer's obligation to close this transaction:

                      (a) Representations. There shall not be any material error, misstatement or omission in the representations or warranties of Sellers both as of the Effective Date and as of Closing.

                      (b) Sellers' Conditions. Those matters set forth in Sections 10.1(c) above shall have been satisfied.

                      (c) Casualty or Condemnation. Buyer shall not have exercised any final right of termination provided herein as a result of a casualty or condemnation, pursuant to Article 14 hereof.

                      (d) Sellers' Performance. All promises and covenants of the Sellers described in this Agreement shall have been completely and timely performed in all material respects, and Sellers shall not be in default hereunder beyond any cure period.

           10.3 Failure of Conditions. If any of the conditions set forth in
Section 10.1 (as to Sellers) excepting those under Section 10.1(d) and/or
Section 10.1(e) which Sellers elect to treat as a default of Buyer under Section
12.1 herein or if any of the conditions set forth in Section 10.2 (as to Buyer) excepting those under Section 10.2 (a) and Section 10.2(d) which Buyer elects to treat as a default of Sellers under Section 12.2 herein, are not satisfied or waived by such party, respectively, as of Closing (or such earlier date as specified above) then Buyer, as to Buyer's conditions and/or Sellers, as to Sellers' conditions, may elect by written notice to the other party, to terminate this Agreement. If this Agreement is so terminated, then the Deposit shall be refunded to Buyer, together with all interest thereon, whereupon the parties shall be released from any further rights or obligations hereunder.

                                    ARTICLE XI
                        PROPOSED ACQUISITION TRANSACTION.

           11.1 Proposed Acquisition Transaction. If Thackeray receives a proposal for an Acquisition Transaction and the Board of Directors of Thackeray determines in good faith that such Acquisition Transaction constitutes or is reasonably likely to lead to a Company Superior Proposal, Thackeray may (i) furnish information with respect to Thackeray and its subsidiaries to the person making such Acquisition Transaction (and its representatives) pursuant to a customary confidentiality agreement, and (ii) participate in discussions or negotiations with the person making the proposed Acquisition Transaction (and its representatives) regarding such proposed Acquisition Transaction.

           For purposes of this Agreement, "Acquisition Transaction" means any transaction involving a merger, consolidation, business combination, purchase or other acquisition or disposition of any material portion of the Assets or 50% of more of the capital stock of Thackeray other than the transactions contemplated by this Agreement.

           For purposes of this Agreement, "Company Superior Proposal" shall mean any offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, 50% or more of the shares of Thackeray's common stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 50% or more of the total consolidated assets of Thackeray, which the Board of Directors of Thackeray determines in good faith to be more favorable to the stockholders of Thackeray than the sale of the Assets (taking into account all the terms and conditions of such proposal and this Agreement).

           The Board of Directors of Thackeray shall not (i) (A) withdraw (or modify in a manner adverse to Buyer), or propose to withdraw (or modify in a manner adverse to Buyer), the approval, recommendation or declaration of advisability by the Board of Directors of this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Transaction (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow Thackeray or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Acquisition Transaction. Notwithstanding the foregoing, the Board of Directors of Thackeray may (I) make a Company Adverse Recommendation Change if such Board of Directors determines in good faith that it is advisable to do so in order to comply with its fiduciary duties to the stockholders of Thackeray under applicable law or (II) in response to a Company Superior Proposal, cause Thackeray to terminate this Agreement pursuant to Section 11.2; provided, however, that Thackeray shall pay to Buyer the Termination Fee as provided in Section 11.2 concurrent with the consummation of a Company Superior Proposal.

           Nothing contained in this Section 11.1 shall prohibit Thackeray from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or
(ii) making any required disclosure to the stockholders of Thackeray if, in the good faith judgment of the Board of Directors of Thackeray (after consultation with outside counsel), failure to so disclose would constitute or is reasonably likely to lead to a violation of applicable law.

           11.2 Termination Fee. In the event that the Board of Directors of Thackeray makes a Company Adverse Recommendation Change, then this Agreement may be terminated by Buyer or Thackeray, upon notice to the other party. In the event that (a) this Agreement is terminated by Buyer or Thackeray pursuant to
Section 11.1 or Section 11.2, as the case may be, and (b) within twelve (12) months after such termination, Thackeray consummates a transaction that constitutes an Acquisition Transaction in the case of a termination pursuant to
Section 11.2 or a Company Superior Proposal in the case of a termination pursuant to Section 11.1, then Thackeray shall pay Buyer a fee equal to $150,000 (the "Termination Fee") by wire transfer of same-day funds. The Termination Fee shall be payable on the date of the consummation of an Acquisition Transaction or a Company Superior Proposal, as the case may be.

           Thackeray acknowledges and agrees that the agreements contained in this Article XI are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement.

                                   ARTICLE XII
                                     DEFAULT

           12.1 Buyer's Default. In the event that the Closing hereunder does not occur due to any breach or default of this Agreement by Buyer, the Sellers shall be entitled either to (a) retain the Deposit and any interest accrued thereon as its sole and exclusive remedy. In the event of any such breach or default by Buyer, Sellers shall give written notice of same to Buyer within ten
(10) business days from the date of the breach or the date that the breach is discovered and such notice shall indicate whether or not the Sellers have elected to terminate this Agreement with retention of the Deposit or are seeking specific performance. These remedies shall be Sellers' exclusive remedies for a default by Buyer.

           12.2 Seller's Default. (a) In the event that the Closing hereunder does not occur due to any breach or default of this Agreement by Sellers exclusive of any claim based on a Seller representation or warranty preclosing as to which the Buyer's sole remedy shall be as set forth in Section 12.2 (b) below, Buyer shall be entitled either to: (i) a refund of the Deposit and any interest thereon; or (ii) pursue an action for specific performance against the Sellers. In the event of any such breach or default by Sellers, Buyer shall give written notice of same to Sellers within ten (10) business days from the date of the breach or the date that the breach is discovered and such notice shall indicate whether or not the Buyer has elected to terminate this Agreement with a refund of the Deposit or is seeking specific performance; (b) If before closing Buyer discovers that there is a material error, misstatement or omission in the representations or warranties of Sellers in Section 13.1 or to be contained in the deed, the Partnership Interest Assignment, or in the Assignment of Land Related Rights as provided herein, Buyer's sole remedy shall be to terminate the Agreement and receive a refund of the Deposit as provided in Section 10.3 and, if Buyer so elects, to file an action against Thackeray within said thirty (30) days after any such termination of this Agreement for Buyer's damages resulting therefrom, but it is agreed that any judgment against Thackeray or recovery from Thackeray may not exceed One Hundred Thousand Dollars ($100,000.00) inclusive of attorneys' fees, court costs and other costs and expenses of litigation as said sum is a cap on Buyer's remedy and recovery (if such suit is not filed within said thirty (30) day period after the termination of this Agreement, Buyer shall not have any cause of action or remedy as to the foregoing representations and warranties); and (c) if within six (6) months after Closing, Buyer discovers that there is a material error, misstatement or omission in the representations or warranties of Sellers in Section 13.1 pertaining to the Phase II land only or contained in the deed, the Partnership Interest Assignment, or the Assignment of Land Related Rights, Buyer may, as its sole remedy, file an action against Thackeray within said six (6) months after Closing for Buyer's damages resulting therefrom, but it is agreed that any judgment against Thackeray or recovery from Thackeray may not exceed Six Hundred Thousand Dollars ($600,000.00) inclusive of attorneys' fees, court costs and other costs and expenses of litigation as said sum is a cap on Buyer's remedy and recovery. If such suit is not filed within said six (6) month period after Closing, Buyer shall not have any cause of action or remedy as to the foregoing representations and warranties. These remedies shall be Buyer's exclusive remedies for a default by Sellers

                                   ARTICLE XIII
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

           13.1 Representations of the Sellers. The Sellers hereby represent and warrant to Buyer, as set forth below. Each such representation and warranty shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, BUT SHALL NOT SURVIVE CLOSING EXCEPT THOSE PERTAINING TO THE PHASE II LAND SHALL SURVIVE FOR SIX (6) MONTHS AFTER CLOSING SUBJECT TO THE REMEDY LIMITATIONS IN SECTION 12.2(C) HEREIN.:

                      (a) Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Florida with full power and authority to own its properties and assets and to conduct its business as now conducted. Upon receipt of the Shareholder Approval, Sellers have full company power and authority to enter into this Agreement and consummate the transactions described herein. Thackeray has been advised that Odyssey Partners, L.P. and The Peter Jay Sharp Foundation (together owning a majority of the outstanding shares of Thackeray) intend to vote in favor of the transactions described herein. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby will, upon receipt of the Shareholder Approval, have been duly authorized by the board of directors and shareholders of the Sellers, which are the only corporate approvals required of the Sellers. The Board of Directors of each Seller has approved the transactions described herein. Upon receipt of the Lender Approvals and the Partner Approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions described herein constitute a violation or breach of any applicable law or of the certificate of incorporation of the Sellers, or any provision of any contract or instrument to which the Sellers are a party or by which they are bound, or any order, writ, injunction, decree or judgment applicable to them, or constitute a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or agreement to which the Sellers are a party or by which they are bound.

                      (b) Actions Pending. Except for those matters set forth on
           Schedule 12.1(b) attached hereto (the "Pending Matters") (i) there are no actions, suits, proceedings or claims pending or (to Sellers' Knowledge, as hereinafter defined) threatened against the Assets or Sellers, (ii) the Sellers are not (to Sellers' Knowledge) the subject of any pending or threatened investigation relating to any aspect of the Partnership, the Project, or the Phase II Land by any federal, state or local governmental agency or authority; and (iii) the Sellers and the Phase II Land are not and have not been (to Sellers' Knowledge) the subject of any formal or informal complaint, investigation or inspection by any federal, state or local authority.

                      (c) Authority. Upon receipt of the Lender Approvals, the Partner Approvals and the Shareholder Approval, compliance with the terms and conditions of this Agreement will not (i) violate or conflict with any provision of the Partnership Agreement or any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restrictions of any government, governmental agency, or court to which the Sellers are subject, or (ii) result in the breach or termination of any provision of, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or constitute a breach or default under any note, bond, indenture, lease, agreement, or other instrument or obligation to which the Sellers are a party or by which any of the properties or assets of the Sellers may be subject or bound.

                      (d) Condemnation. There are no pending, or to Sellers' Knowledge threatened, condemnation, eminent domain, or similar proceedings affecting or relating to the Phase II Land, nor, to Sellers' Knowledge, are any such proceedings contemplated by any governmental authority.

                      (e) Interest Encumbrance. The Interest will be assigned to Buyer free and clear of all third party liens, claims and encumbrances created by Sellers excepting the interest of the Mezzanine Lender to whom the Interest has been pledged.

                      (f) Property. Sellers have not received any written notices, advisements, or other written information from governmental authorities or others to the effect that the Phase II Land is not in compliance with all applicable laws, statutes, ordinances, approvals and legal requirements, or that any of the Property Information, as defined in Section 13.2(d), is not true and correct, or that there is any contaminant or hazardous or toxic material on, emanating from or crossing the Phase II Land. Further, Sellers have no actual knowledge of any unrecorded Agreement concerning the development of the Phase

           II Land which is binding upon Buyer or the Phase II Land exclusive of the loan documents secured by the Permitted Mortgages and any agreements with the Partnership.

                      (g) No Misrepresentations. To the best of Seller's Knowledge, the representations and warranties above made by the Seller in this Section are true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date. If at any time after the date hereof and prior to the Closing Sellers becomes aware of or has notice of any facts or circumstances rendering any of the foregoing representations and warranties, in whole or in part untrue in any material respect, Sellers shall promptly notify Buyer thereof.

                      (h) Seller's Knowledge. "Seller's Knowledge," as used herein shall mean and refer to the actual knowledge of Martin J. Rabinowitz or Jules Ross.

           13.2 Buyer's Representations and Warranties. The Buyer hereby represents and warrants to the Sellers as set forth below. Each such representation and warranty shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, and shall survive Closing for a period of six (6) months:

                      (a) Buyer. Buyer is a limited partnership duly organized, in good standing, and authorized to do business in the State of Florida. The execution, delivery and performance of this Agreement by Buyer has been duly authorized, and this Agreement is binding on Buyer and enforceable against Buyer in accordance with its terms. No consent of any other person or entity to such execution, delivery and performance is required. This Agreement is validly executed and delivered to Sellers and the performance by Buyer hereunder does not violate (i) any agreements or contracts to which Buyer is a party, or
           (ii) any judgment, order injunction, decree, regulation or ruling of any court or other governmental authority to which Buyer is subject.

                      (b) Investigation. Buyer has previously reviewed and considered the nature of this transaction, has investigated and will be given the further opportunity to investigate the Assets and all aspects of the transaction. If Buyer does not terminate this Agreement by the end of the Inspection Period as set forth in Article 4 hereof, Buyer shall be deemed to have determined that the Assets are satisfactory to Buyer in all respects and that Buyer is purchasing the Assets in "AS IS" condition except for the specific representations and warranties of Seller set forth herein. Buyer acknowledges and agrees that (i) the Purchase Price was specifically negotiated on the basis of an "AS IS" transaction, and (ii) the "AS IS" nature of the transaction was a material inducement for Sellers to enter into this Agreement. Buyer has and will rely solely on Buyer's own independent investigations and inspections, and Buyer has not relied and will not rely on any representation of Sellers, or Sellers' employees, agents or consultants other than as expressly set forth in this Agreement. Sellers have made no representations, are not willing to make any representations, nor held out any inducements to Buyer other than those (if any) exclusively set forth in this Agreement; and Sellers are not and shall not be liable or bound in any manner by any express or implied warranties, guaranties, statements, representations or information pertaining to the Partnership, the Project or the Assets, except as may be specifically set forth in this Agreement.

                      (c) Actions Pending. There is not now pending or threatened any action, suit or proceeding before any court, governmental agency or body which might result in any adverse change in the condition, financial or otherwise, business, prospects, revenues or income of the Buyer or that might adversely affect the assets of the Buyer in a manner which would or could adversely effect Buyer's ability to consummate this transaction.

                      (d) Property Information. Except as otherwise provided herein, Buyer hereby acknowledges and agrees that any title commitment, survey, report, environmental audit, approval, appraisal or other document relating to the Phase II Land or the Assets prepared by any third party and provided to Buyer pursuant to the terms hereof or previously supplied to Buyer (collectively the "Property Information") is without representation or warranty of any kind whatsoever, either express or implied, and is without recourse to Sellers with respect to the accuracy of any information or statements contained therein excepting Buyer's right to, preclosing, terminate the Agreement and receive a refund of the Deposit as provided in Section 10.3 and Section 12.2(b) and Buyer's right, postclosing, to pursue its remedy under Section 12.2(c), subject to the limitations therein. Buyer acknowledges that Buyer has been advised not to rely upon the Property Information without making an independent investigation or inquiry as to the accuracy of such information or statements. The Buyer hereby absolutely and unconditionally waives any and all rights Buyer may have against Sellers relating to the Property Information and hereby releases Sellers from all liability which may arise in connection therewith excepting Buyer's right to, preclosing, terminate the Agreement and receive a refund of the Deposit as provided in Section 10.3 and
           Section 12.2(b) and Buyer's right, postclosing, to pursue its remedy under Section 12.2(c), subject to the limitations therein.

                                   ARTICLE XIV
                                  CONDEMNATION

           14.1 Condemnation. In the event of the institution of any proceeding, judicial, administrative or otherwise, relating to the taking of all or a material portion of the Phase II Land by eminent domain, condemnation or otherwise, prior to the Closing Date, Buyer and Sellers shall have the right and option to terminate this Agreement by giving written notice to such effect at any time after receipt of notification of such occurrence. In the event of such termination, the Deposit and any accrued interest thereon shall be returned to Buyer and the parties shall be released from any further rights or obligations hereunder. In the event Buyer and Sellers do not elect to terminate this Agreement and proceed to Closing or in the event of a non-material taking, Buyer shall be entitled to a credit at Closing for any condemnation proceeds actually received by Sellers prior to Closing but there shall be no other adjustment to the Purchase Price and Buyer shall be entitled to the receipt of any condemnation proceeds, if any, delivered after Closing. A taking shall be deemed to be of a "material" part of the Phase II Land only if such taking involves either: (i) the taking of more than 10% of the Phase II Land; or (ii) elimination of the current methods of ingress and egress to the Phase II Land for automobiles from adjacent streets.

                                   ARTICLE XV
                                     NOTICES

           15.1 Time of Delivery: Addresses. Unless otherwise specifically provided in this Agreement, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been given if delivered by hand, or by facsimile provided that the sending party obtains written confirmation of receipt, or sent by recognized overnight courier (such as Federal Express) or mailed by certified or registered mail, return receipt requested, in a postage prepaid envelope, and addressed as follows:

            TO BUYER:              EST ORLANDO, LTD.
                                   c/o Mr. Lothar Estein
                                   Estein & Associates, USA, Ltd.
                                   5211 International Drive
                                   Orlando, Florida  32819
                                   Phone: (407) 354-3307
                                   Fax: (407) 354-3243

            With a Copy to:        Dean Vegosen, Esq.
                                   Boose Casey Ciklin Lubitz
                                   Martens McBane & O'Connell
                                   515 N. Flagler Drive, 185h Floor
                                   West Palm Beach, Florida  33401
                                   Phone: (561) 832-5900
                                   Fax: (561) 820-0389

            TO SELLERS:            Thackeray Corporation
                                   350 Fifth Avenue, Suite 2723
                                   New York, New York 10118
                                   Attn: Martin Rabinowitz, President
                                   Phone: (212) 564-3393
                                   Fax: (212) 564-3394

                                   Brennand-Paige Industries, Inc.
                                   350 Fifth Avenue, Suite 2723
                                   New York, New York 10118
                                   Attn: Martin Rabinowitz, Chairman
                                   Phone: (212) 564-3393
                                   Fax: (212) 564-3394

            With a Copy to:        Shutts & Bowen LLP
                                   201 South Biscayne Boulevard, Suite 1500
                                   Miami, Florida 33131
                                   Attn: Gary J. Cohen, Esq.
                                   Phone: (305) 347-7308
                                   Fax: (305) 347-7808

            TO ESCROW AGENT:       Shutts & Bowen LLP
                                   201 South Biscayne Boulevard, Suite 1500
                                   Miami, Florida 33131
                                   Attn: Gary J. Cohen, Esq.
                                   Phone: (305) 347-7308
                                   Fax: (305) 347-7808

           Notices personally delivered, sent by telecopy or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given three (3) days after deposit in the U.S. mail. Attorneys may send notices on behalf of their respective clients.

                                   ARTICLE XVI
                               ASSIGNMENT BY BUYER

           Buyer shall not be entitled to assign its rights hereunder, except to an "affiliate" of Buyer, without the prior written consent of Sellers, which may be given or withheld in Sellers' sole discretion. "Affiliate" of a specified person or entity for the purposes of this paragraph, means a person or entity which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by, the specified person or entity. For purposes of this definition, control of a specified person or entity (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through ownership of voting securities, the ability to appoint one or more of an entity's trustees, directors or persons in a similar capacity, or otherwise.

                                  ARTICLE XVII
                                  ESCROW AGENT

           17.1 Conflicting Instructions. Upon receipt of any conflicting instructions, Escrow Agent shall have the right to take no further action until otherwise directed, either by the parties' mutual written instructions or a final order or judgment of a court of competent jurisdiction. Escrow Agent shall not release the Deposit to one party (the "Demanding Party") unless the other party shall have received written notice from Escrow Agent stating that the Deposit will be released to the Demanding Party and if such other party does not object within five (5) business days after receipt of such notice.

           17.2 Liability. Buyer and Sellers, jointly and severally, do hereby agree to indemnify and hold the Escrow Agent harmless of and from any and all liabilities, costs, expenses and claims of any nature whatsoever, by reason of or arising out of any act taken or omitted by Escrow Agent hereunder, except in the case of Escrow Agent's gross negligence or willful misconduct.

           17.3 Interpleader. Escrow Agent shall have the absolute right, at its election, to file an action in interpleader requiring the parties to answer and litigate their claims and rights among themselves and Escrow Agent is authorized to deposit with the Clerk of the Court all documents and funds held in this escrow.

           17.4 Legal Representation. In the event of any dispute between the parties arising out of this Agreement, the fact that Escrow Agent is acting in the capacity of an escrow agent pursuant to this Agreement shall not prohibit Escrow Agent from representing Sellers in a legal capacity regarding this Agreement.

                                 ARTICLE XVIII
                               GENERAL PROVISIONS

           18.1 Attorney's Fees. Each party will pay the costs and expenses of its own legal counsel incurred in connection with the preparation and review of this Agreement.

           18.2 Business Days. If the (i) stated Closing Date or (ii) last day for performance of an act falls upon a day which is a Saturday, Sunday or legal holiday, the Closing Date or such last day, as the case may be, shall be extended to 5:00 p.m. of the next regular business day.

           18.3 Recordation. Neither this Agreement nor any memorandum thereof or reference thereto may be recorded in any public records in the State of Florida.

           18.4 Waiver. No waiver, modification or discharge of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

           18.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement and signatures transmitted by telecopy shall be treated as originals for the purpose of binding the parties hereto .

           18.6 Survival of Provisions. Unless expressly set forth herein, the terms and provisions of this Agreement shall not survive the Closing and such terms and provisions shall be deemed merged in the Assignment and Assumption of Partnership Interest and deed delivered at Closing and extinguished at Closing.

           18.7 Captions. Captions and paragraph headings in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement. In construing this Agreement, the singular shall be held to include the plural, the plural shall be held to include the singular, the use of any gender shall be held to include every other and all genders.

           18.8 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior and contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.

           18.9 Successors. All terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective administrators or executors, successors and permitted assigns.


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           18.10 Effective Date. The Effective Date of this Agreement shall be the date set forth on page 1 hereof.

           18.11 Severability. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. Notwithstanding the foregoing, nothing in this
Section 19.11 or elsewhere in this Agreement shall be construed to permit the purchase and sale of less than all the Assets.

           18.12 Governing Law and Venue. This Agreement and all transactions contemplated by this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Venue of all proceedings in connection herewith shall be exclusively in Orange County, Florida, and each party hereby waives whatever their respective rights may have been in the selection of venue.

           18.13 Negotiations. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof, and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

           18.14 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

           18.15 Radon Gas. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon testing may be obtained from your county public health unit. To the best of Sellers' knowledge, levels of radon at the Project, if any, do not exceed federal or state guidelines.

           18.16 Time is of the Essence. Time shall be of the essence for each and every provision of this Agreement

           18.17 Further Assurance. Buyer and Sellers shall, at all relevant times, execute such other and further documents or instruments (including, applications and forms necessary or required to be submitted to any applicable governmental agencies) as may be necessary or appropriate to effectuate the terms of this Agreement. This provision shall survive the Closing of this transaction.

           18.18 Investment Only. Buyer represents and warrants to Sellers that the Interest is being acquired solely for the account of Buyer for investment purposes, and is not being purchased for resale or with a view of any distribution within the meaning of the Securities Act of 1933, as amended, or any applicable securities law of any state or other jurisdiction. The offer and sale of the Interest has not been registered under the Securities Act of 1933, as amended or the securities laws of any state and the Partnership Interest is


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being offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933 and state securities laws.

           18.19 Signatures. Electronically transmitted signatures, including by telephone and e-mail, shall be deemed to be originals and shall be binding as such.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           BUYER:

                                           EST ORLANDO, LTD., a Florida
                                           limited partnership

                                           By: EST ORLANDO CORPORATION, a
                                           Florida corporation, its general
                                           partner

                                           By: /s/Lothar Estein
                                               -------------------------------
                                               Lothar Estein, President















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
                                           SELLERS:

                                           BRENNAND-PAIGE INDUSTRIES, INC.,
                                           a Delaware corporation

                                           By: /s/ Jules Ross
                                               -------------------------------
                                               Jules Ross, President



                                           THACKERAY CORPORATION, a Delaware
                                           corporation

                                           By: /s/ Jules Ross
                                               -------------------------------
                                               Jules Ross, Vice President















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